Exhibit 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated March 26, 2019, is entered into by and between ROANOKE GAS COMPANY, a Virginia corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated March 31, 2016, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.    Section 1.1. (a) is hereby amended by deleting "March 31, 2020" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "March 31, 2021" and (b) by deleting "Twenty-Five Million Dollars ($25,000,000.00)" as the maximum principal amount available under the Line of Credit, and by substituting for said amount "Thirty Million Dollars ($30,000,000.00)." Any promissory note delivered in connection with this Amendment shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement.

2.    Section 4.2. is hereby deleted in its entirety, and the following substituted therefor:

"SECTION 4.2.    ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower. If at any time any change in generally accepted accounting principles would affect the computation of any covenant (including the computation of any financial covenant) and/or pricing grid set forth in this Agreement or any other Loan Document, Borrower and Bank shall negotiate in good faith to amend such covenant and/or pricing grid to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant and/or pricing grid shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) Borrower shall provide to Bank a written reconciliation in form and substance reasonably satisfactory to Bank, between calculations of such covenant and/or pricing grid made before and after giving effect to such change in generally accepted accounting principles."

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3.    The effective date of this Amendment shall be the date that all of the following conditions set forth in this Section have been satisfied, as determined by Bank and evidenced by Bank’s system of record. Notwithstanding the occurrence of the effective date of this Amendment, Bank shall not be obligated to extend credit under this Amendment or any other Loan Document until all conditions to each extension of credit set forth in the Credit Agreement have been fulfilled to Bank's satisfaction.

(a)    Approval of Bank Counsel. All legal matters incidental to the effectiveness of this Amendment shall be satisfactory to Bank's counsel.

(b)    Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed by all parties:

(i)	This Amendment and each promissory note or other instrument or document required hereby.

(ii)	Certificate of Incumbency.

(iii)	Such other documents as Bank may require under any other Section of this Amendment.

(c)    Regulatory and Compliance Requirements. All regulatory and compliance requirements, standards and processes shall be completed to the satisfaction of Bank.

4.    Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

5.    Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

6.    Borrower hereby covenants that Borrower shall provide to Bank from time to time such other information as Bank may request for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes. Borrower hereby represents and warrants to Bank that all information provided from time to time by Borrower or any Third Party Obligor to Bank for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes was complete and correct at the time such information was provided and, except as specifically identified to Bank in a subsequent writing, remains complete and correct today, and shall be complete and correct at each time Borrower is required to reaffirm the representations and warranties set forth in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be effective as of the effective date set forth above.

ROANOKE GAS COMPANY	WELLS FARGO BANK,
NATIONAL ASSOCIATION

By: /s/ John S. D'Orazio	By: /s/ Matthew S. Churchill
JOHN S. D'ORAZIO	MATTHEW S. CHURCHILL
CHIEF EXECUTIVE OFFICER	SENIOR VICE PRESIDENT

By: /s/ Paul W. Nester
PAUL W. NESTER
PRESIDENT, CHIEF FINANCIAL OFFICER
SECRETARY, TREASURER

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GUARANTOR'S CONSENT AND REAFFIRMATION

The undersigned guarantor of all indebtedness of ROANOKE GAS COMPANY to WELLS FARGO BANK, NATIONAL ASSOCIATION hereby: (i) consents to the foregoing Amendment; (ii) reaffirms its obligations under its Continuing Guaranty; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its Continuing Guaranty; and (iv) reaffirms that its obligations under its Continuing Guaranty are separate and distinct from the obligations of any other party under said Amendment and the other Loan Documents described therein.

GUARANTOR:

RGC RESOURCES, INC.

By: /s/ John S. D'Orazio
JOHN S. D’ORAZIO,
PRESIDENT, CHIEF EXECUTIVE
OFFICER

By: /s/ Paul W. Nester
PAUL W. NESTER,
CHIEF FINANCIAL OFFICER,
SECRETARY, TRESURER

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